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                                 EXHIBIT 25(b)


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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM T-2


                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE


                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                           305(b)(2) ______________


        J. Bartolini                                       ###-##-####
     (Name of Trustee)                              (Social security number)


                            111 West Monroe Street
                           Chicago, Illinois  60603
                              (Business Address)


                         WEST TEXAS UTILITIES COMPANY
                               (Name of Obligor)


           Texas                                           75-0646790
  (State of incorporation)                              (I.R.S. employer
                                                     identification number)



                                  301 Cypress
                             Abilene Texas  79604
                   (Address of principal executive offices)



                             First Mortgage Bonds
                        (Title of indenture securities)






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1.   AFFILIATIONS WITH OBLIGOR.  If the Obligor is an affiliate of the trustee, describe each such affiliation.

         The Obligor is not an affiliate of the Trustee.

 2. TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

     (a) Title of securities outstanding under each such other indenture.

              None

     (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of
         Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

              Not applicable

3. thru 10.

         NO RESPONSE NECESSARY

11.  LIST OF EXHIBITS

         None





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                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, I, J. Bartolini, have signed this statement of eligibility in the City of Chicago, and the State of Illinois, on the 2nd day of June, 1995.


__________________________
J. Bartolini
(Signature of Trustee)